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EXHIBIT 10.9

AFFYMAX, INC.
2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

        Affymax, Inc. (the "Company"), pursuant to Section 6(b) of the Company's 2006 Equity Incentive Plan (the "Plan"), hereby awards to Participant a Restricted Stock Unit Award covering the number of shares of the Company's Common Stock set forth below (the "Award"). This Award will be evidenced by a Restricted Stock Unit Award Agreement (the "Agreement"). This Award is subject to all of the terms and conditions as set forth herein and in the applicable Agreement and the Plan, both of which are incorporated herein in their entirety.

Participant:
Date of Grant:
Number of Shares of Common Stock Subject to Award:
Consideration:
Vesting Schedule:
The Common Stock subject to this Award shall vest in accordance with the following schedule, provided that (i) vesting shall cease on the termination of Participant's Continuous Service and (ii) if the following schedule otherwise would result in the vesting of any fractional shares, the whole share attributable to such fractional shares shall instead vest on the final vesting date:
One-third (1/3rd) of the Common Stock subject to this Award shall vest on , , and (or if such date is not a business day, on the first business day thereafter).

        Additional Terms/Acknowledgements:    The undersigned acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Award Grant Notice, the Restricted Stock Unit Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Award Grant Notice, the Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of shares of Common Stock of the Company and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

AFFYMAX, INC.	PARTICIPANT:
By:
Signature	Signature
Title:	Date:
Date:

        ATTACHMENT:    Restricted Stock Unit Award Agreement and the Company's 2006 Equity Incentive Plan

AFFYMAX, INC.
2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

        Pursuant to the Restricted Stock Unit Award Grant Notice ("Grant Notice") and this Restricted Stock Unit Award Agreement ("Agreement"), Affymax, Inc. (the "Company") has awarded you a Restricted Stock Unit Award pursuant to Section 6(b) of the Company's 2006 Equity Incentive Plan (the "Plan") for the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice (collectively, the "Award"). Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your Award are as follows.

        1.    DISTRIBUTION OF SHARES OF COMMON STOCK.    The Company will deliver to you a number of shares of Common Stock equal to the number of vested whole shares of Common Stock subject to your Award on the vesting date or dates provided in your Grant Notice. Notwithstanding the foregoing, in the event that the Company determines that you are subject to its policy regarding insider trading of the Company's stock and any shares of Common Stock subject to your Award are scheduled to be delivered on a day (the "Original Distribution Date") that does not occur during an open "window period" applicable to you, as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable within the next open "window period" applicable to you pursuant to such policy; provided, however, that in no event shall the delivery of the shares be delayed pursuant to this provision beyond the later of: (a) December 31st of the same calendar year of the Original Distribution Date, or (b) the 15th day of the third calendar month following the Original Distribution Date.

        2.    CONSIDERATION.    The Common Stock delivered to you pursuant to Section 1 of this Agreement shall be deemed paid, in whole or in part, in consideration of your services to the Company in the amounts and to the extent required by law.

        3.    VESTING.    Subject to the limitations contained herein, your Award will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. If your Award fails to vest as provided in the Grant Notice, then your Award will terminate and no shares of Common Stock will be delivered to you.

        4.    NUMBER OF SHARES.    The number of shares of Common Stock subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

        5.    ADDITIONAL RESTRICTIONS OR CONDITIONS TO ISSUANCE AND DELIVERY OF SHARES.    Notwithstanding any other provision of this Agreement or the Plan, the Company will not be obligated to issue or deliver any shares of Common Stock pursuant to this Agreement (i) until all additional restrictions or conditions to the Award have been satisfied or removed, (ii) until, in the opinion of counsel to the Company, all applicable federal and state laws and regulations have been complied with, (iii) if the outstanding Common Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (iv) if it might cause the Company to issue or sell more shares of Common Stock than the Company is then legally entitled to issue or sell, and (v) until all other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to the Company.

        6.    EXECUTION OF DOCUMENTS.    You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award. This Agreement shall be deemed to be signed by the Company and you upon the respective signing by the Company and you of the Grant Notice to which it is attached.

        7.    COMPLIANCE WITH SECTION 409A OF THE INTERNAL REVENUE CODE.    Notwithstanding anything to the contrary set forth herein, the Company may amend this Agreement and your Award at any time and in any and all respects without your consent as the Company may, in its sole discretion, deem appropriate in order to comply with the requirements of the Treasury Department regulations and other guidance governing Section 409A of the Code. The Company will notify you of any such changes made to this Agreement and your Award.

        8.    SECURITIES LAW COMPLIANCE.    You may not be issued any shares of Common Stock under your Award unless the shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

        9.    NON-TRANSFERABILITY.    Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of shares of Common Stock pursuant to Section 1 of this Agreement.

        10.    AWARD NOT A SERVICE CONTRACT.    Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue such service. In addition, nothing in your Award will obligate the Company or an Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that you might have as an employee of the Company or an Affiliate.

        11.    UNSECURED OBLIGATION.    Your Award is unfunded, and as a holder of a vested Restricted Stock Unit, you will be considered an unsecured creditor of the Company with respect to the Company's obligation, if any, to issue shares of Common Stock pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares of Common Stock subject to your Award until such shares of Common Stock are issued to you pursuant to Section 1 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

        12.    WITHHOLDING OBLIGATIONS.

        (a)   At the time you receive a distribution of shares of Common Stock pursuant to your Award, you agree to make adequate provision for any sums required to satisfy the Federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award. You may elect to satisfy such tax withholding obligations by (i) tendering a cash payment or check to the Company or Affiliate, or (ii) entering into an arrangement with your broker which results in your broker remitting a cash payment or check to the Company or Affiliate on your behalf from the sales proceeds of shares of Common Stock.

        (b)   Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company will have no obligation to issue a certificate for such shares of Common Stock.

        13.    NOTICES.    All notices with respect to the Plan shall be in writing and shall be hand delivered or sent by first class mail or reputable overnight delivery service, expenses prepaid. Notice may also be given by electronic mail or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in a manner provided in the preceding sentence. Notices to the Company or the Board shall be delivered or sent to the Company's headquarters, to the attention of its Chief Financial Officer. Notices to any Participant or holder of shares of Common Stock issued pursuant to an Award shall be sufficient if delivered or sent to such person's address as it appears in the regular records of the Company or its transfer agent.

        14.    HEADINGS.    The headings of the Sections in this Agreement are inserted for convenience only and will not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

        15.    AMENDMENT.    Nothing in this Agreement shall restrict the Company's ability to exercise its discretionary authority pursuant to Section 2 of the Plan; provided, however, that no such action may, without your consent, adversely affect your rights under your Award and this Agreement. Notwithstanding the foregoing, the Company may amend this Agreement and your Award without your consent as provided in Section 7 of this Agreement. Without limiting the foregoing, the Board (or appropriate committee thereof) reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

        16.    MISCELLANEOUS.

        (a)   The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company's successors and assigns.

        (b)   You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

        (c)   You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

        (d)   This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        (e)   All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        17.    GOVERNING PLAN DOCUMENT.    Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control; provided, however, that Section 1 of this Agreement will govern the timing of any distribution of shares of Common Stock under your Award. The Board (or appropriate committee thereof) will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board (or appropriate committee thereof) will be final and binding upon you, the Company, and all other interested persons. No member of the Board (or appropriate committee thereof) will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

        18.    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.    The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the employee's benefits under any employee benefit plan sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company's or any Affiliate's employee benefit plans.

        19.    CHOICE OF LAW.    The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of California without regard to such state's conflicts of laws rules.

        SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining law

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  EXHIBIT 10.9
AFFYMAX, INC. 2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
AFFYMAX, INC. 2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT